Investor Presentation Second Quarter 2021 July 27, 2021 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949-864-8000 Exhibit 99.2

2© 2021 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects remain uncertain. Although general business and economic conditions have begun to recover, the recovery could be slowed or reversed by a number of factors, including increases in COVID-19 infections, increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd- Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2020 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Company Overview 4 Financial Highlights 12 Loan Portfolio and Credit Quality 18 Culture and Governance 23 Appendix Material 29

PPBI Company Overview

PACIFIC PREMIER BANCORP, INC.

Premier commercial bank in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	Nasdaq: PPBI
Market Capitalization(1)	$3.6 Billion
Average Daily Volume(2)	376,673 Shares
Common Shares Outstanding(3)	94,656,575
Dividend Yield(1)	3.51%
# of Research Analysts	7 Analysts
Client Focus	Small & Middle-Market Businesses
Branch Network	63 Full Service Branch Locations

Financial Highlights

Balance Sheet and Capital Ratios(3)		Profitability and Credit Quality(3)	
Assets	$20.53 billion	**ROAA**	1.90%
Loans HFI	$13.59 billion	**PPNR ROAA(4)(5)**	1.84%
TCE / TA(5)	9.38%	**Efficiency Ratio(5)**	49.4%
Tier 1 Capital Ratio	11.89%	**NPA / Assets**	0.17%
Total RBC Ratio	15.61%	**ACL / Loans**	1.71%

BRANCH FOOTPRINT



11
2
1
9
37
3

Pacific Northwest

Seattle MSA (10)
Portland MSA (2)
Other Washington (1)

Nevada

Las Vegas (1)

Central Coast California

San Luis Obispo (7)
Santa Barbara (2)

Southern California

Los Angeles-Orange (22)
San Diego (6)
Riverside-San Bernardino (9)

Arizona

Phoenix (1)
Tucson (2)

Note: All dollars in millions
1. Market data as of July 26, 2021
2. 3-month average as of July 26, 2021
3. As of June 30, 2021 or for the three months ended June 30, 2021
4. Pre-provision net revenue excludes merger-related expense
5. Please refer to non-U.S. GAAP reconciliation in the appendix

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

5

6© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Q2 2021 RESULTS 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Noninterest expense, excluding merger-related expense 3. Including fair value net discount on acquired loans 4. Share repurchase program approved on January 11, 2021 Operating Results • Net income of $96.3 million, or $1.01 per diluted share • ROAA of 1.90% and ROATCE of 22.45%(1) • Pre-provision net revenue (“PPNR”) of $93.2 million and PPNR ROAA of 1.84%(1) • Net interest margin of 3.44%; core net interest margin of 3.22%(1) • Efficiency ratio of 49.4%(1) and noninterest expense of $94.5 million(2) Loans • Loan portfolio of $13.6 billion, an increase of 3.6% from the prior quarter • Record loan production of $1.58 billion during Q2 2021 • Loan / deposit ratio of 79.9%, compared to 78.4% in Q1 2021 Deposits • Deposits of $17.0 billion, an increase of 1.6% from the prior quarter • Non-maturity deposits of 93% and noninterest-bearing checking of 40% of total deposits • Average cost of deposits decreased to 0.08% from 0.11% in Q1 2021 Capital • Declared quarterly dividend of $0.33 per share • No shares repurchased in Q2(4) • Tangible common equity to tangible assets of 9.38% and total risk-based capital ratio of 15.61%(1) • Tangible book value per share of $19.38(1), increased $1.19 from the prior quarter end Asset Quality • Delinquent loans were 0.14% of total loans • Nonperforming assets were 0.17% of total assets • Net charge-offs of $1.1 million, or 0.01% of average loans • COVID-19 temporary loan modifications represent 0.01% of total loans • ACL of $232.8 million, or 1.71% of loans; loss absorption capacity equals 2.39% of loans(3)

7© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PEER COMPARISON PPNR ROAA(2)(3) Pacific Premier has consistently outperformed Western bank peers(1) Net Interest Margin Efficiency Ratio(3) Nonperforming Assets to Total Assets 1. Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of March 31, 2021 2. Pre-provision net revenue exclusive of merger-related expenses 3. Please refer to the non-U.S. GAAP information in the appendix 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.86% 1.84% 1.66% 1.67% 1.67% 1.71% 1.70% 1.50% 1.63% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 PPBI Peer Median 4.25% 4.48% 4.43% 4.44% 4.33% 3.74% 3.55% 3.44%3.88% 3.75% 3.80% 4.02% 3.99% 3.41% 3.16% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 PPBI Peer Median 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.6% 49.4% 59.4% 58.5% 54.4% 55.4% 56.1% 56.5% 52.8% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 PPBI Peer Median 0.18% 0.04% 0.04% 0.04% 0.08% 0.15% 0.19% 0.17% 0.83% 0.52% 0.43% 0.36% 0.36% 0.41% 0.35% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Q1 2021Q2 PPBI Peer Median

8© 2021 Pacific Premier Bancorp, Inc. | All rights reserved $1,714 $2,038 $2,790 $4,036 $8,025 $11,487 $11,776 $19,737 $20,173 $20,529 $- $5,000 $10,000 $15,000 $20,000 $25,000 2013 2014 2015 2016 2017 2018 2019 2020 1Q'21 2Q'21 Non-Acquired Assets Acquired Assets DISCIPLINED ACQUIRER Note: All dollars in millions Acquisition Timeline January 2015 Independence Bank ($422MM assets) January 2014 Infinity Franchise Holdings ($80MM assets), a specialty finance company January 2016 Security California Bancorp ($715MM assets) April 2017 and November 2017 Heritage Oaks Bancorp ($2.0B assets) and Plaza Bancorp ($1.3B assets) July 2018 Grandpoint Capital, Inc. ($3.2B assets) March 2013 and June 2013 First Associations Bank ($424MM assets) and San Diego Trust Bank ($211MM assets) April 2012 Palm Desert National Bank ($103MM assets) in FDIC-assisted deal February 2011 Canyon National Bank ($192MM assets) in FDIC- assisted deal PPBI acquisitions have strengthened and enhanced franchise value • Acquisitions are fully integrated into Pacific Premier with a “one bank, one culture” approach • Total Assets have grown 39% compounded annually since 2013 June 2020 Opus Bank ($8.3B assets)

9© 2021 Pacific Premier Bancorp, Inc. | All rights reserved $9 .0 8 $1 0. 12 $1 1. 17 $1 2. 51 $1 5. 26 $1 6. 97 $1 8. 84 $1 8. 65 $1 8. 19 $1 9. 38 $0 .8 8 $1 .9 1 $2 .2 1 $2 .5 4 TBVPS Cumulative Dividends SHAREHOLDER FOCUSED Consolidated PPBI Pacific Premier Bank Leverage Ratio 9.83% 9.66% 12.00% Common Equity Tier 1 Ratio (CET1) 11.89% 12.05% 11.32% Tier 1 Ratio 11.89% 12.05% 11.32% Total Risk Based Capital Ratio 15.61% 16.26% 15.69% Tangible Common Equity Ratio(1) 9.38% 8.97% 8.50% Leverage Ratio 11.31% 11.13% 13.49% Common Equity Tier 1 Ratio (CET1) 13.67% 13.90% 12.73% Tier 1 Ratio 13.67% 13.90% 12.73% Total Risk Based Capital Ratio 15.44% 15.92% 14.81% Q2 2021 Q1 2021 Q2 2020 • Declared a $0.33 per share dividend, optimizing capital management • Strong capital ratios, growing shareholder value 1. Please refer to non-U.S. GAAP reconciliation in appendix Growth in Tangible Book Value per Share (1)

10© 2021 Pacific Premier Bancorp, Inc. | All rights reserved INNOVATION LEADER Leveraging technology to better serve our clients and operate more efficiently Current and Planned Technology Offerings Salesforce® Integration • Integration of Salesforce® – a leading relationship management platform – licensed and implemented in 2012 • Fully leveraged across the enterprise • Continually enhancing, customizing and leveraging Salesforce® throughout the Bank to expand client relationships, develop new business, data aggregation, and management reporting  Pacific Premier API - Money Movement  Modernized Digital Online Banking  Zelle® P2P Payments  Integrated Payables Solutions  Same Day ACH Support  Direct Biller / Invoice Presentment  Enhanced Mobile with Debit Card Controls  Modernized Remote Deposit Capture  Self Service IRA Account Management  Expanded Secure File Transmissions Platform Note: Zelle and Salesforce are registered trademarks of Early Warning Services LLC and Salesforce.com, Inc.

11© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER API BANKING Open API banking creates new opportunities to engage with clients, industry partners and FinTech companies alike Modernize the client’s access to secure funds movement and data analytics • Access to real-time account information, secure funds movement and data analytics • Manual, repetitive banking tasks are automated securely • Designed to address traditional pain points associated with cash movement and treasury management services • We can take our automated solutions directly into the client’s environment 37,000+ Active Accounts $4.4 Billion Deposits 159,000+ Daily API Transactions 20 Partners

PPBI Q2 2021 Financial Highlights

13© 2021 Pacific Premier Bancorp, Inc. | All rights reserved $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $313.5 $371.6 $372.7 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.86% 1.84% 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Pre-Provision Net Revenue PPNR / Average Assets $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $645.5 $741.6 $750.7 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.6% 49.4% 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Total Revenue Efficiency Ratio Pre-Provision Net Revenue(1)Revenue and Efficiency Ratio(1) CORE EARNINGS AND EFFICIENCY Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix. 2. Assumes annualized total revenue and pre-provision net revenue Strong capital generation from pre-provision net revenue and operating efficiencies Since 2013: • Compound annual growth for total revenue of 35% and pre-provision net revenue of 41%(1)(2) • Efficiency ratio improved from 64.7% to 49.4%(1) (2) (2) (2) (2)

14© 2021 Pacific Premier Bancorp, Inc. | All rights reserved 4.18% 4.21% 4.25% 4.48% 4.43% 4.44% 4.33% 3.74% 3.55% 3.44% 3.93% 4.09% 4.06% 4.20% 4.18% 4.24% 4.13% 3.48% 3.30% 3.22% 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Reported Net Interest Margin Core Net Interest Margin NET INTEREST MARGIN 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion and other one-time adjustments. Reported and Core Net Interest Margin NIM decreased in Q2 2021, primarily driven by changes in the mix of earning assets Loan Yields Cost of Deposits Factors Affecting Q2 2021 Net Interest Margin Increase Decrease (1) (1) 5.59% 5.32% 5.39% 5.45% 5.31% 5.52% 5.54% 4.89% 4.81% 4.62% 5.28% 5.18% 5.18% 5.13% 5.04% 5.30% 5.30% 4.61% 4.52% 4.34% 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Reported Loan Yield Core Loan Yield 0.34% 0.34% 0.32% 0.28% 0.28% 0.51% 0.66% 0.25% 0.11% 0.08% 2013 2014 2015 2016 2017 2018 2019 2020 Q1 2021 Q2 2021 Cost of Deposits

CECL & LOSS ABSORPTION CAPACITY

Updated economic forecast for CECL Model

- Utilized Moody's probability-weighted June economic forecast – model weightings unchanged from March 2021
- Unfunded commitments decrease driven by lower loss rates partially offset by increased commitments

Allowance for Credit Losses + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
Allowance for Credit Losses	$ 232,774	1.71%
Plus: Fair Value Mark on Acquired Loans[(3)]	94,415	0.69%
Total Allowance + Fair Value Mark[(3)]	**$ 327,189**	**2.39%**

Combined Loss Absorption Capacity

ACL Change Attributions ($ in millions)



$267.0
$(25.4)
$-
$(4.7)
$(4.1)
$232.8
ACL Balance Mar 31, 2021
Economic Forecast
Qualitative Factor
Asset Quality
Loan Composition
ACL Balance Jun 30, 2021
Increase
Decrease

Allowance for Credit Losses by Loan Type

(dollars in thousands)	3/31/2021 ACL Balance	3/31/2021 % of Loans HFI	6/30/2021 ACL Balance	6/30/2021 % of Loans HFI
Investor loans secured by real estate				
CRE non-owner occupied	$ 45,545	1.67%	$ 47,112	1.68%
Multifamily	79,815	1.50%	59,059	1.07%
Construction and land	13,263	4.19%	9,548	3.21%
SBA secured by real estate[(1)]	5,141	9.12%	4,681	8.83%
Business loans secured by real estate				
CRE owner-occupied	41,594	2.05%	35,747	1.71%
Franchise real estate secured	10,876	3.19%	11,436	3.19%
SBA secured by real estate[(2)]	6,451	8.72%	6,317	8.66%
Commercial loans				
Commercial and industrial	43,373	2.62%	39,879	2.22%
Franchise non-real estate secured	18,903	4.74%	17,313	4.31%
SBA non-real estate secured	890	5.97%	730	5.25%
Retail loans				
Single family residential	822	0.45%	670	0.43%
Consumer loans	326	5.15%	282	4.52%
ACL for Loans HFI	**$ 266,999**	**2.04%**	**$ 232,774**	**1.71%**
ACL for off-balance sheet commitments	32,778		27,433	
Total Allowance for Credit Losses	**$ 299,777**		**$ 260,207**	

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

15

ATTRACTIVE DEPOSIT MIX

Deposits as of June 30, 2021

(dollars in thousands)

	Balance[2]	% of Total	Cost of Deposits[1][3]	Weighted Avg Rate[2]
Noninterest-bearing demand	$ 6,768,384	40%	0.00%	0.00%
Interest-bearing demand	3,103,343	18%	0.04%	0.03%
Money market and savings	5,883,672	35%	0.14%	0.12%
Total non-maturity deposits	15,755,399	93%	0.06%	0.05%
Retail certificates of deposit	1,259,698	7%	0.26%	0.48%
Wholesale/brokered certificates of deposit	-	0%	1.18%	NA
Total certificates of deposit	1,259,698	7%	0.26%	0.48%
Total deposits	**$ 17,015,097**	**100%**	**0.08%**	**0.08%**

Continued low cost deposit growth

- Deposits totaled $17.02 billion
  - Increased $275.1 million from the prior quarter
  - Noninterest-bearing deposits increased $465.7 million and totaled 39.8% of total deposits
  - Non-maturity deposits increased $386.2 million and totaled 92.6% of total deposits
- Cost of deposits of 0.08%, compared to 0.11% in Q1 2021, a decrease in 8 consecutive quarters
- Deposit mix reflects our relationship-based business model

Cost of Deposits[1]



0.32%
0.20%
0.14%
0.11%
0.08%
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Non-Maturity Deposits (% of Total)



89%
89%
90%
92%
93%
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

1. Quarterly average cost
2. As of June 30, 2021
3. Retail CD cost of deposits of 0.55% when excluding the benefit of CD MTM

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

16

17© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Muni Bonds $1,379.5 31% MBS $1,485.3 33% CMO $614.7 14% Treasuries $111.8 2% Agency $555.2 12% Corp Notes $359.9 8% HIGH QUALITY SECURITIES PORTFOLIO Investment Securities as of June 30, 2021 Historical Balances and Yields Liquid, highly-rated securities portfolio • Investment securities totaled $4.51 billion, or 22% of total assets, as of June 30, 2021 • Increased $627.1 million from the prior quarter • Sold $280.2 million and recorded a $5.1 million gain • Held-to-Maturity securities were $18.9 million as of June 30, 2021 • Q2 2021 average yield of 1.70% • Portfolio effective duration of 5.1 years • Unrealized gain of $37.1 million $4.5 Billion Rating Muni MBS CMO Agency Corp Notes Treasuries Total % AAA $971.2 $1,485.3 $614.7 $555.2 $10.1 $111.8 $3,748.3 83.2% AA $404.7 -- -- -- -- -- $404.7 9.0% A $2.3 -- -- -- $119.1 -- $121.4 2.7% BBB $1.3 -- -- -- $230.7 -- $232.0 5.1% Total $1,379.5 $1,485.3 $614.7 $555.2 $359.9 $111.8 $4,506.4 100% Summary of Credit Ratings $2,369 $3,629 $3,955 $3,879 $4,506 $1,792 $3,284 $3,965 $4,087 $4,244 2.36% 1.73% 1.72% 1.71% 1.70% 2Q20 3Q20 4Q20 1Q21 2Q21 Period-end Balance Average Balance Average Yield

Loan Portfolio and Credit Quality

DIVERSIFIED LOAN PORTFOLIO

- **83% of loan portfolio is real estate secured**
- **Geographically diversified**

Loans by Type



Investor real estate secured 64%
Business real estate secured 19%
Commercial 16%
Retail 1%

Loans by Geography[4]



Other CA 33%
Orange County 11%
Pacific NW 11%
AZ 6%
Other States 9%
Los Angeles 30%

	As of June 30, 2021		
	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,810,233	20.7 %	4.27 %
Multifamily	5,539,464	40.7	3.89
Construction and land	297,728	2.2	5.02
SBA secured by real estate[2]	53,003	0.4	4.98
Total investor real estate secured	8,700,428	64.0	4.06
Business real estate secured			
CRE owner-occupied	2,089,300	15.4	4.29
Franchise real estate secured	358,120	2.6	4.87
SBA secured by real estate[3]	72,923	0.5	5.22
Total business real estate secured	2,520,343	18.5	4.40
Commercial			
Commercial and industrial	1,795,144	13.2	3.73
Franchise non-real estate secured	401,315	3.0	5.13
SBA non-real estate secured	13,900	0.1	5.61
Total commercial	2,210,359	16.3	4.00
Consumer			
Single family residential	157,228	1.2	4.16
Consumer	6,240	0.0	5.09
Total consumer	163,468	1.2	4.19
Total loans held for investment	**$ 13,594,598**	**100.0 %**	**4.11 %**

Note: All dollars in thousands
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower
1. As of June 30, 2021 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Based on state where primary real property collateral is located, if available, otherwise borrower address is used. All California information is for respective county

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

19

20© 2021 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of Total Loans) Classified Loans (% of Total Loans) Net Charge-offs (% of Loans) Asset quality trends remain positive in current economic environment $34.2 $27.5 $29.2 $38.9 $34.4 0.17% 0.14% 0.15% 0.19% 0.17% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 Nonperforming Assets NPAs / Assets $38.2 $29.4 $13.3 $22.6 $19.3 0.25% 0.22% 0.10% 0.17% 0.14% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 Past Due Loans PD Loans / Loans HFI $4.7 $4.5 $6.4 $1.3 $1.1 0.04% 0.03% 0.05% 0.01% 0.01% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 Net Charge-offs NCOs / Avg Loans $90.3 $136.7 $128.3 $134.7 $131.4 0.60% 1.02% 0.97% 1.03% 0.97% 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 Classified Loans Classified Loans / Loans HFI

21© 2021 Pacific Premier Bancorp, Inc. | All rights reserved 3.23% 1.65% 0.17% 4.21% 0.35% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 21 PPBI Peer Median CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers, including the 2008-2012 credit cycle Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 PDNB Failed- Bank Acquisition 4/27/12 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $50 billion as of March 31, 2021

22© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 and after defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) 627% 499% 415% 372% 310% 349% 316%336% 362%352%365%376%389% 340%336% 287%287%275% 356%341%342%332%326%306% 285% 385%363%352%349%352% 0% 200% 400% 600% 800% Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE concentrations well in excess of 300% • CRE concentrations are well-managed across the organization and stress tested semiannually Opus Acquisition CRE TO CAPITAL CONCENTRATION RATIO

PPBI Culture and Governance

24© 2021 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental
ISS QualityScore: **5**

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Early stages of developing a GHG emissions inventory and environmental impact of our loan standards
- Initial assessment of potential impacts of climate-related risks and opportunities
- Currently evaluating the adoption of a formal environmental disclosure framework, including the Sustainability Accounting Standards Board ("SASB") and the Task Force on Climate-related Financial Disclosures ("TCFD") methodologies

Social
ISS QualityScore: **3**

Our commitment to our communities, customers and employees is at the core of our ESG strategy[1]

Social Justice Initiatives

83% of charitable giving benefited minority communities
$50M Commitment to Equitable Impact Initiative

Community Support

3,739 Volunteer Hours
330+ Community Partnerships

Employee Highlights

52% Minority
48% Non-Minority

58% Female
42% Male

98% Full Time
2% Part Time

Governance
ISS QualityScore: **1**

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

- The Board's Nominating and Governance Committee, composed entirely of independent directors, is responsible for overseeing our strategy, policies and initiatives related to our ESG program
- Specific aspects of ESG are overseen by other Board committees, including the Enterprise Risk Committee

Alignment to the UN Sustainable Development Goals

Our ESG initiatives and the support we give to organizations in our communities help us align to several UN SDGs

1 NO POVERTY | 2 ZERO HUNGER | 3 GOOD HEALTH AND WELL-BEING | 4 QUALITY EDUCATION | 7 AFFORDABLE AND CLEAN ENERGY | 8 DECENT WORK AND ECONOMIC GROWTH | 11 SUSTAINABLE CITIES AND COMMUNITIES

Commitment to Continuous Improvement

- We received the **2021 Corporate Responsibility Award** from the Association for Corporate Growth
- Our goal of establishing **Supplier Diversity Program in 2021** is aligned with our purpose of investing in and empowering local and regional diverse businesses
- We established a cross-functional **Sustainability Working Group** to further understand the implications of climate change on our business and explore opportunities for sustainable investments
- We launched a new **Premier Inclusion** program and strategy that promotes initiatives related to diversity, equity and inclusion and hired an **Organizational Development Partner** to further mature the program for long-term impact

1. Community Partnerships and Support and Social Justice Initiatives data is for the 6-month period ended June 30, 2021

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved
25

26© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Our Board continues to strengthen our corporate governance practices to enhance long-term shareholder value Board Independence • Lead Independent Director • Independent Board (9 of 10 directors are independent) • All Board committees composed of independent directors • Independent directors conduct regular executive sessions led by the Lead Independent Director Board Practices • Annual Board and committee assessments • Risk oversight and strategic planning by full Board and committees • Outside Board service limited to three additional Boards • Board has direct access to all of our Senior Executive Officers Board Accountability • Annual election of all directors • Majority vote standard in place (uncontested elections) • Shareholders have the ability to call a special meeting with 10% support • Shareholder engagement program with feedback incorporated into Board deliberations Stock Ownership / Compensation • Robust stock ownership guidelines for all Directors and Named Executive Officers • Clawback policy in place • Maintain restrictions on hedging and pledging shares of our stock • Double trigger vesting provisions in place CORPORATE GOVERNANCE

27© 2021 Pacific Premier Bancorp, Inc. | All rights reserved Commitment to regular refreshment to evolve our Board in line with our strategy Process Overview • Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors and making recommendations for potential nominees • The Board also believes that diversity and inclusion in various respects is extremely important (currently 3 independent directors are female) and is mindful of this need as candidates are considered to fill current Board vacancies Key Selection Criteria  Integrity and independence  Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience  Substantial accomplishments, and prior or current association with institutions noted for their excellence  Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment  Public Company oversight experience  Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices, regulatory compliance, technology, data security and privacy.  Special skills, expertise or background that add to and complement the range of skills experiences and backgrounds  Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make  Availability and energy necessary to perform his or her duties as a director Our Process in Action Four Independent Directors Added Since 2018 • M. Christian Mitchell Prior Senior Partner, Deloitte • Barbara Polsky General Counsel, Jiko Group, Inc. and former Partner Manatt, Phelps & Phillips, LLP • Jaynie Studenmund Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings • Richard Thomas Prior EVP and CFO, CVB Financial Corporation BOARD REFRESHMENT & EVALUATION PROCESS

28© 2021 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  We have maintained a strong credit culture in both good times and bad  Emphasis on risk management has been and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drives fundamentals for all stakeholders  We believe we are well-positioned to take advantage of opportunities that arise from this economic crisis  Shareholder value is our key focus – building long-term value for our owners  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation

Appendix Material

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	As of December 31,											As of	
												March 31,	June 30,
	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2021
Total stockholders' equity	$ 78,602	$ 86,777	$ 134,517	$ 175,226	$ 199,592	$ 298,980	$ 459,740	$ 1,241,996	$ 1,969,697	$ 2,012,594	$ 2,746,649	$ 2,703,098	$ 2,813,419
Less: Intangible assets	-	2,069	2,626	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	981,568	978,675
Tangible common equity	**$ 78,602**	**$ 84,708**	**$ 131,891**	**$ 151,170**	**$ 171,028**	**$ 240,978**	**$ 347,799**	**$ 705,653**	**$ 1,060,415**	**$ 1,120,960**	**$ 1,762,573**	**$ 1,721,530**	**$ 1,834,744**
Total assets	$ 826,816	$ 961,128	$ 1,173,792	$ 1,714,187	$ 2,037,731	$ 2,789,599	$ 4,036,311	$ 8,024,501	$ 11,487,387	$ 11,776,012	$ 19,736,544	$ 20,173,298	$ 20,529,486
Less: Intangible assets	-	2,069	2,626	24,056	28,564	58,002	111,941	536,343	909,282	891,634	984,076	981,568	978,675
Tangible assets	**$ 826,816**	**$ 959,059**	**$ 1,171,166**	**$ 1,690,131**	**$ 2,009,167**	**$ 2,731,597**	**$ 3,924,370**	**$ 7,488,158**	**$ 10,578,105**	**$ 10,884,378**	**$ 18,752,468**	**$ 19,191,730**	**$ 19,550,811**
Tangible common equity ratio	**9.51%**	**8.83%**	**11.26%**	**8.94%**	**8.51%**	**8.82%**	**8.86%**	**9.42%**	**10.02%**	**10.30%**	**9.40%**	**8.97%**	**9.38%**
Basic shares outstanding	10,033,836	10,337,626	13,661,648	16,656,279	16,903,884	21,570,746	27,798,283	46,245,050	62,480,755	59,506,057	94,483,136	94,644,415	94,656,575
Book value per share	$ 7.83	$ 8.39	$ 9.85	$ 10.52	$ 11.81	$ 13.86	$ 16.54	$ 26.86	$ 31.52	$ 33.82	$ 29.07	$ 28.56	$ 29.72
Less: Intangible book value per share	-	0.20	0.19	1.44	1.69	2.69	4.03	11.60	14.55	14.98	10.42	10.37	10.34
Tangible book value per share	**$ 7.83**	**$ 8.19**	**$ 9.65**	**$ 9.08**	**$ 10.12**	**$ 11.17**	**$ 12.51**	**$ 15.26**	**$ 16.97**	**$ 18.84**	**$ 18.65**	**$ 18.19**	**$ 19.38**

Note: All dollars in thousands, except per share data

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

30

31© 2021 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands 1. Annualized Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. 6/30/2021 3/31/2021 6/30/2020 Net Income (loss) 96,302$ 68,668$ (99,091)$ Plus: amortization of intangible assets expense 4,001 4,143 4,066 Less: amortization of intangible assets expense tax adjustment 1,145 1,185 1,166 Net income for average tangible common equity 99,158$ 71,626$ (96,191)$ Plus: merger-related expense - 5 39,346 Less: merger-related expense tax adjustment - 1 11,284 Net income for average tangible common equity excluding merger-related expenses 99,158$ 71,630$ (68,129)$ Average stockholders' equity 2,747,308$ 2,749,641$ 2,231,722$ Less: average intangible assets 79,784 83,946 84,148 Less: average goodwill 900,582 898,587 838,725 Average tangible common equity 1,766,942$ 1,767,108$ 1,308,849$ Return on average equity(1) 14.02% 9.99% (17.76%) Return on average tangible common equity(1) 22.45% 16.21% (29.40%) Return on average tangible common equity excluding merger-related expense(1) 22.45% 16.21% (20.82%) Three Months Ended,

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, other income – security recoveries, and gain/(loss) on sale of other real estate owned. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 381,119	$ 92,489	$ 94,496
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	17,072	4,143	4,001
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	1	-	-
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 314,917**	**$ 88,341**	**$ 90,495**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 161,652	$ 160,934
Plus: Total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	23,740	26,729
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	13,882	4,046	5,085
Less: Other income - security recoveries[(1)]	(4)	(29)	-	(205)	1	4	2	2	2	6
Less: Net gain (loss) from other real estate owned	-	-	-	18	46	281	52	(112)	-	-
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	(503)	(647)
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,067**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 631,764**	**$ 181,847**	**$ 183,219**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**49.8%**	**48.6%**	**49.4%**

Note: All dollars in thousands

1. Losses from 2013-2016 related to Other Than Temporary Impairment

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

32

NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 630,726	$ 172,994	$ 170,692
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	56,515	11,342	9,758
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	574,211	161,652	160,934
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	23,740	26,729
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	645,536	185,392	187,663
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	381,119	92,489	94,496
Add: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 92,908**	**$ 93,167**
Pre-provision net revenue (annualized)	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 371,632**	**$ 372,668**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,621,545**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$16,817,242**	**$19,994,260**	**$20,290,415**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**0.46%**	**0.46%**
PPNR / Average Assets (annualized)	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.86%**	**1.84%**

Note: All dollars in thousands
1. Annualized

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

33

NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 161,652	$ 160,934
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	9,866	9,487
Less: Premium amortization on CD	139	143	200	411	969	1,551	521	6,443	1,751	942
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(603)	(216)
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 374,698**	**$ 425,701**	**$ 534,683**	**$ 150,638**	**$ 150,721**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,319,552**	**$ 15,373,474**	**$ 18,490,426**	**$ 18,783,803**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.33%**	**3.74%**	**3.55%**	**3.44%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.13%**	**3.48%**	**3.30%**	**3.22%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 485,663	$ 577,558	$ 155,225	$ 152,365
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	20,609	33,180	9,866	9,487
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	380	470	(95)	(603)	(216)
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 398,948**	**$ 464,584**	**$ 544,473**	**$ 145,962**	**$ 143,094**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,768,389**	**$ 11,819,898**	**$ 13,093,609**	**$ 13,216,973**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.54%**	**4.89%**	**4.81%**	**4.62%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.30%**	**5.30%**	**4.61%**	**4.52%**	**4.34%**

Note: All dollars in thousands

© 2021 Pacific Premier Bancorp, Inc. | All rights reserved

34